CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Keystone Diversified Bond Fund (B-2)


We consent to the use of our report dated October 10, 1997 incorporated by reference herein and to the reference to our firm under the caption "Financial Highlights" in the prospectus.


                                                  /S/ KPMG Peat Marwick LLP

                                                      KPMG Peat Marwick LLP

Boston, Massachusetts
December 22, 1997